Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT agreement

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is made and entered into on the 14th day of April 2023 by and between HOF Village Newco, LLC (“HOF Newco”) and Hall of Fame Resort & Entertainment Company (“Hall of Fame Resort”) (Hall of Fame Resort, together with HOF Newco, the “Company”), on the one hand, and Michael Crawford (the “Executive”), on the other hand, and shall be effective on the 1st day of May 2023 (the “Effective Date”).

RECITALS

1. The Executive is currently employed as the President and Chief Executive Officer of the Company pursuant to the Amended and Restated Employment Agreement between the Executive and the Company dated January 1, 2023 (the “Employment Agreement”).

2. The Executive has voluntarily determined that his Annual Base Salary in Section 2.1 of the Employment Agreement should be prospectively reduced by $50,000 per year for calendar years 2023 through 2026 as part of a focus on managing Company costs, and the Company has agreed to the Executive’s voluntary determination.

AGREEMENTS

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Effective as of the Effective Date, the Executive’s Annual Base Salary in Section 2.1 of the Employment Agreement shall be $900,000 from January 1, 2023 through December 31, 2023 and $925,000 from January 1, 2024 through December 31, 2024. For the sake of clarity, to ensure that the Annual Base Salary received by the Executive for calendar year 2023 is $900,000, the Executive’s weekly salary for the period May 1, 2023 through December 31, 2023 shall be $16,880.34. For calendar years 2025 and 2026, Executive’s Annual Base Salary in Section 2.1 of the Employment Agreement shall be determined by the Compensation Committee of the Board based on the Company’s and the Executive’s achievement of performance metrics as agreed-upon in writing by the Executive and the Compensation Committee of the Board; provided, however, that the amount determined by the Compensation Committee based on achievement of the aforementioned performance metrics shall then be reduced by $50,000 and such reduced amount shall be the Executive’s Annual Base Salary for the applicable calendar year.

2.             For purposes of calculating the Executive’s Annual Bonus pursuant to Section 2.2 of the Employment Agreement and the Executive’s entitlement to benefits under Section 2.4 of the Employment Agreement, the amendments to the Executive’s Annual Base Salary set forth in Section 1 of this Amendment shall be disregarded, and the Executive’s “Annual Base Salary” for purposes of Sections 2.2 and 2.4 of the Employment Agreement shall be deemed to be: (a) $950,000 through December 31, 2023; (b) $975,000 from January 1, 2024 through December 31, 2024; and (c) for calendar years 2025 and 2026, the amount determined by the Compensation Committee based on achievement of the performance metrics described in Section 1 of this Amendment prior to the $50,000 reduction referenced in Section 1 of this Amendment. For the sake of clarity, the reference to “Annual Base Salary” in Section 3.3(a) of the Employment Agreement means the Annual Base Salary set forth in Section 1 of this Amendment.

3.             Unless the Employment Agreement is terminated earlier pursuant to the termination provisions in the Employment Agreement, this Amendment shall expire and terminate on December 31, 2026.

4.            Except as otherwise modified herein, the Employment Agreement (including but not limited to its termination and severance provisions) shall remain in full force and effect and is hereby reaffirmed by the parties hereto.

5.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Amendment. This Amendment may be delivered by facsimile transmission or email attachment of an originally executed copy.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the dates below to be effective on the Effective Date.

HOF Village Newco, LLC

By:	/s/ Benjamin Lee
Name:	Benjamin Lee
Title:	Chief Financial Officer

Date:	4/19/2023

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:	/s/ Benjamin Lee
Name:	Benjamin Lee
Title:	Chief Financial Officer

Date:	4/19/2023

MICHAEL CRAWFORD

/s/ Michael Crawford
Michael Crawford, Individually

Date:	4/19/2023

[Signature Page to Crawford Amendment to Employment Agreement]